Exhibit 4.53

SIXTH AMENDMENT TO CREDIT AGREEMENT
SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of August 9, 2016, by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 6, 2015, that certain Second Amendment to Credit Agreement, dated as of October 21, 2015, that certain Third Amendment to Credit Agreement, dated as of December 14, 2015, that certain Fourth Amendment to Credit Agreement, dated as of April 7, 2016, that certain Fifth Amendment to Credit Agreement dated June 1, 2016 and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;
WHEREAS, subject to the terms and conditions of this Sixth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1.The definition of “Revolving Loan Vessel Acquisition Period” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

““Revolving Loan Vessel Acquisition Period” shall mean the period beginning on the Initial Borrowing Date and ending on February 28, 2017.”
2.The definition of “Term Loan Commitment Termination Date” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

““Term Loan Commitment Termination Date” shall mean the earliest of (i) with respect to a Relevant Vessel, 30 days after the date such Relevant Vessel is delivered to the Collateral Vessel Owner, (ii) with respect to a Relevant Vessel, the latest date for cancellation of the relevant shipbuilding contract for such Relevant Vessel, and (iii) February 28, 2017.”
3.Schedule VI to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VI.

II.	Miscellaneous Provisions.

1.In order to induce the Lenders to enter into this Sixth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Sixth Amendment

Exhibit 4.53

Effective Date (as defined herein) after giving effect to this Sixth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date after giving effect to this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This Sixth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Sixth Amendment.

3.This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.This Sixth Amendment shall become effective as of the date (the “Sixth Amendment Effective Date”) when:

(i)the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / e-mail: myip@whitecase.com); and

(ii)the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred in connection with the Sixth Amendment and the other Credit Documents (including, without limitation, the reasonable fees and expenses of White & Case LLP).

6.From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the Sixth Amendment Effective Date, this Sixth Amendment shall for all purposes constitute a Credit Document.
* * *

Exhibit 4.53

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

By:_/s/ Hugh Baker_
Name: Hugh Baker
Title: Chief Financial Officer

[Signature page -Sixth Amendment to Scorpio Bulkers Inc. Credit Agreement]
AMERICAS 91414410 (2K)

Exhibit 4.53

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

By: /s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

By: /s/ Erik Havnvik
Name: Eric Havnvik
Title:First Vice President

[Signature page -Sixth Amendment to Scorpio Bulkers Inc. Credit Agreement]
AMERICAS 91414410 (2K)

Exhibit 4.53

SKANDINAVISKA ENSKILDA BANKEN AB
(PUBL), as Lender

By:	/s/ Carl Montalvo
Name: Carl Montalvo
Title:Managing Director Corporate Finance

By:	/s/ Jan Dahien
Name: Jan Dahien
Title:

[Signature page -Sixth Amendment to Scorpio Bulkers Inc. Credit Agreement]
AMERICAS 91414410 (2K)

Exhibit 4.53

SCHEDULE VI

A.	Term Loan Vessels [1]

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Athena	SBI Athena Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0610	Q1 2015	$27,250,000	$12,048,289.10
SBI Conga	SBI Conga Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1722A	Q4 2015	$31,310,000	$14,636,898.25
SBI Bolero	SBI Bolero Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1723A	Q4 2015	$31,310,000	$14,636,898.25
SBI Sousta	SBI Sousta Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1724A	Q1 2016	$31,310,000	$13,591,405.52
SBI Rock	SBI Rock Shipping Company Limited	Kamsarmax	Liberia	82,000	1092	Q1 2016	$29,313,000	$12,721,835.72
SBI Thalia	SBI Thalia Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0612	Q4 2015	$27,250,000	$12,738,916.53
SBI Reggae	SBI Reggae Shipping Company Limited	Kamsarmax	Liberia	82,000	H1725A	Q1 2016	$31,310,000	$13,590,641.13
SBI Parapara	SBI Parapara Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1735A	Q1 2017	$31,310,000	$13,200,000.00

1The information in this SCHEDULE VI shall be updated for each Collateral Vessel after each Borrowing Date, and may be supplemented by written notice to the Administrative Agent and Collateral Agent prior to each such Borrowing Date pursuant to Section 6.18 of this Agreement.

Exhibit 4.53

SCHEDULE VI

B. Revolving Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Echo	SBI Echo Shipping Company Limited	Ultramax	Marshall Islands	61,000	S870	Q3 2015	$30,750,000	$12,511,435.88
SBI Zumba	SBI Zumba Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1726A	Q4 2016	$31,310,000	$13,200,000.00
SBI Mazurka	SBI Mazurka Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1736A	Q1 2017	$31,310,000	$13,200,000.00
SBI Hera	SBI Hera Shipping Company Limited	Ultramax	Liberia	60,200	1907	Q2 2016	$31,045,490	$12,320,000.00
SBI Zeus	SBI Zeus Shipping Company Limited	Ultramax	Liberia	60,200	1906	Q2 2016	$31,045,490	$11,900,000.00
SBI Poseidon	SBI Poseidon Shipping Company Limited	Ultramax	Liberia	60,200	1911	Q3 2016	$31,045,490	$13,200,000.00
SBI Apollo	SBI Apollo Shipping Company Limited	Ultramax	Liberia	60,200	1912	Q4 2016	$31,045,490	$13,200,000.00